Calculation of Filing Fee Tables
S-8
GALAPAGOS NV
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, no par value	Other	2,250,000	$ 30.9415	$ 69,618,375.00	0.0001381	$ 9,614.30
Total Offering Amounts:						$ 69,618,375.00		$ 9,614.30
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,614.30
Offering Note
[1]	1(a) These shares may be represented by the Registrant's American Depositary Shares ("ADSs"). Each ADS represents one ordinary share, no par value per share (an "Ordinary Share" and collectively, the "Ordinary Shares"). ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-203584). 1(b) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon a price per share of $30.9415, which is the exercise price for subscription rights to be granted under the Registrant's Subscription Right Plan 2025 (A) ("SR Plan 2025 (A)") and Subscription Right Plan 2025 (B) ("SR Plan 2025 (B)") of EUR26.8608, representing a weighted average of 925,000 shares granted under SR Plan 2025 (A) on May 27, 2025 at EUR25.64, with a conversion rate of $1.1356 per euro, 905,000 shares granted under SR Plan 2025 (B) on August 7, 2025 at EUR28.16, with a conversion rate of $1.1643 per euro, and 420,000 shares granted under SR Plan 2025 (B) on November 19, 2025 at EUR26.75, with a conversion rate of $1.1583 per euro. 1(c) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Registrant's Subscription Right Plan 2025 (A) and Subscription Right Plan 2025 (B) by reason of any stock dividend, stock split or other similar transaction.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A